UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): January 7, 2005


                               AXEDA SYSTEMS INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                 000-26287                              23-2763854
    ---------------------------------        ----------------------------------
        (Commission File Number)              (IRS Employer Identification No.)


         21 Oxford Road, Mansfield, Massachusetts                 02048
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         (Address of Principal Executive Offices)               (Zip Code)

                                  508-337-9200
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              (Registrant's Telephone Number, Including Area Code)


         ---------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange  Act (17 CFR  240.13e-4(c))  Items to be  Included  in this Report

                       Items to be Included in this Report

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on a Form 8-K filed with the Securities and Exchange Commission on December 2, 2004, Axeda Systems Inc. (the "Company") received a letter from The Nasdaq Stock Market ("Nasdaq") on November 26, 2004, informing the Company that it does not comply with Marketplace Rule 4310(c)(2)(B) for continued listing on The Nasdaq SmallCap Market, which requires the Company to have a minimum of $2,500,000 in stockholders' equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. The Nasdaq letter referred to the Company's stockholders' equity balance of $2,489,000 as of September 30, 2004 as the basis for the letter.

On December 13, 2004, at Nasdaq's request, the Company provided the Nasdaq staff with its plan to achieve and sustain compliance with all The Nasdaq SmallCap Market listing requirements, including the time frame for completion of the plan. On January 7, 2005, the Company received a letter from the Nasdaq staff notifying it that, based on their review of the plan the Company submitted on December 13, 2004, the staff had determined that the Company did not provide a definitive plan evidencing its ability to achieve near term compliance with the continued listing requirements or sustain such compliance over an extended period of time. Accordingly the Company's common stock will be delisted from The Nasdaq SmallCap Market at the opening of business on January 19, 2005. However, the Company is entitled to, and plans to, appeal the Nasdaq staff's decision to delist its common stock from The Nasdaq SmallCap Market by filing a request for a hearing before a Nasdaq Listing Qualifications Panel. The filing of such an appeal on or before January 14, 2005 will stay the delisting of the Company's common stock from The Nasdaq SmallCap Market pending a hearing and decision by the Listing Qualifications Panel regarding the Company's appeal.

In addition, as previously reported on a Form 8-K filed with the Securities and Exchange Commission on August 27, 2004, the Company received a letter from the Nasdaq staff dated August 26, 2004 indicating that the Company's common stock failed to maintain a minimum closing bid price of $1.00 over the previous 30 consecutive trading days as required by Marketplace Rule 4310(c)(4) and that the Company has 180 calendar days from the date of the letter, or until February 22, 2005, to regain compliance. If, at any time before February 22, 2005, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, and assuming that the Company is then in compliance with all other applicable listing requirements and that the Company is successful in its appeal regarding the January 7, 2005 delisting decision, the Nasdaq staff will notify the Company that it is back in compliance with all applicable listing requirements. Assuming the Company is successful in its appeal regarding the January 7, 2005 delisting decision, if the Company does not regain compliance with the minimum bid price requirement by February 22, 2005, it may be granted an additional 180-day period to regain compliance if the minimum bid price requirement is the only Nasdaq SmallCap Market initial listing requirement that it does not then satisfy. If we do not regain compliance within the allotted compliance period (including any extensions that may be granted), Nasdaq will notify us that our common stock will be delisted from The Nasdaq SmallCap Market. At such time, provided our appeal of the January 7, 2005 decision of the Nasdaq staff to delist our common stock is successful, we would be entitled to appeal the determination to a Nasdaq Listing Qualifications Panel.

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


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               AXEDA SYSTEMS INC.

                                             By:  /s/ Karen F. Kupferberg
                                                 --------------------------
                                                  Karen F. Kupferberg
                                                  Executive Vice President and
                                                   Chief Financial Officer

Dated:  January 1O, 2005


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